Principal Financial Group

Principal Life Insurance Company
ATTN: RIS Annuity Services T-10-W40
711 High Street
Des Moines, IA 50392-1770

PRINCIPAL INVESTMENT PLUS VARIABLE ANNUITY APPLICATION

1. Owner(s)

Primary Owner: Owner is a/an: ☐ Individual ☐ Trust ☐ Custodian/POA ☐ UTMA/UGMA

Full Name (First, Middle, Last) ____________ Trust Date (if applicable) ____________

Street Address ____________ City ____________ State ____________ Zip ____________

Email Address ____________

Date of Birth ____________ Gender ☐ M ☐ F Social Security or Tax ID # ____________ Telephone Number ( )

Joint Owner: Not applicable for Qualified contracts

Full Name (First, Middle, Last) ____________

Date of Birth ____________ Gender ☐ M ☐ F Social Security or Tax ID # ____________ Telephone Number ( )

2. Annuitant(s)

Primary Annuitant: Complete only if different than owner

Full Name (First, Middle, Last) ____________

Street Address ____________ City ____________ State ____________ Zip ____________

Date of Birth ____________ Gender ☐ M ☐ F Social Security or Tax ID # ____________ Telephone Number ( )

Joint Annuitant: Not applicable for Qualified contracts

Full Name (First, Middle, Last) ____________

Date of Birth ____________ Gender ☐ M ☐ F Social Security or Tax ID # ____________ Telephone Number ( )

3. Owner's Beneficiary

Must designate at least one primary beneficiary. Attach separate sheet for additional beneficiaries.

Primary		Contingent	Print Full Name	%	Relationship to Owner
☐	or	☐			
☐	or	☐			
☐	or	☐			
☐	or	☐			

4. Type of Contract

Tax Status: ☐ Nonqualified (NQ) ☐ Traditional IRA ☐ IRA Transfer ☐ IRA Rollover ☐ Roth IRA ☐ Pension Trust ☐ SEP IRA ☐ SIMPLE IRA

If Qualified, date of the Contribution Year: ____________ If Roth IRA, date of the first contribution to any Roth IRA: ____________

Premium Details	Amount	Personal Check	NQ Transfer	Transfer from IRA	Rollover from Eligible Qualified Plan
Initial Premium:	$	☐	☐	☐	☐
Initial Premium:	$	☐	☐	☐	☐
Initial Premium:	$	☐	☐	☐	☐

Minimum Premium $5000 Nonqualified, $2000 Qualified, or $100 Pre-Authorized Checking Withdrawal
Make checks payable to **Principal Life Insurance Company**

5. Monthly Pre-Authorized Checking Withdrawal

☐ Monthly Pre-authorized Checking Withdrawal First Payment Drawn on Date: ____________ (MM/DD/YYYY) **Not available on 29th, 30th, or 31st of any month**

Payment Amount $ ____________________

Transit Routing # ____________________ Account # ____________________ ☐ Checking ☐ Savings

6. Employer Information

Complete this section if Payroll Deduct IRA, SEP IRA, Simple IRA, Pension Trust or a Nonqualified Employer Plan

Name of Company ____________________ Name of Company Contact ____________________

Address ____________________ City ____________ State ______ Zip ______ ( ) Phone Number ____________

☐ Employer Billing (List Bill) Annualized Amount $ ____________ Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

7. Premium Payment Credit Rider

Premium Payment Credit Rider: ☐ Yes ☐ No

If neither box is marked then the rider will NOT be added. Fixed Dollar Cost Averaging (DCA) Accounts are not available if rider is elected.

8. Guaranteed Minimum Withdrawal Benefit (GMWB) Rider

Complete this section only if you want a GMWB Rider. If a GMWB Rider is elected, the allocation instructions below replace any allocation instructions given elsewhere on this application. If neither box is marked, a GMWB Rider will NOT be added. Only one GMWB Rider may be selected. The GMWB Rider is not available for beneficiary stretch annuity contracts.

☐ **Principal Income Builder 3** (available to owner(s) under age 81; minimum issue age is 45).

☐ **Principal Income Builder 10** (available to owner(s) under age 81; minimum issue age is 45).

You may elect one of the following. **If neither box is checked, the For Life Withdrawal Benefit Payment will be "Single Life" unless you elect "Joint Life" before you take your first withdrawal.**

☐ "Single Life" For Life Withdrawal Benefit Payment Option

☐ "Joint Life" For Life Withdrawal Benefit Payment Option (Available only if (i) joint owners are each other's Spouse, or (ii) sole owner is a natural person and owner's Spouse is the primary beneficiary. The Spouse must be eligible to make a spousal continuation election under federal tax law.)

Spouse's Name ____________________ Spouse's DOB ____________ Spouse's SSN or Tax ID # ____________

Spouse's name, date of birth and social security number are required when "Joint Life" is elected.

PREMIUM PAYMENT MAY BE ALLOCATED TO A AND B:

A. GMWB Investment Options (select only one)

☐ Diversified Balanced ☐ Diversified Growth ☐ Diversified Income

B. Fixed Account Allocation (Use whole percentages)

Fixed Account (Transfers from the Fixed Account are restricted.) ________%

Fixed DCA Plus 6-Month Account* ________%

Fixed DCA Plus 12-Month Account* ________%

*Premium payment allocations to a Fixed DCA Plus Account will be transferred to the GMWB Investment Option in section A above.

9. Interest Rate Lock-In for Fixed Account and/or Fixed DCA Plus Account

☐ Lock in the Fixed Account and Fixed DCA Plus Account (if applicable) interest rate as of Owner's signature date.

The rate is guaranteed only if this application is received in our home office within 10 business days from the Owner's signature date and will only apply to the first premium payment we receive in our home office. The premium payment must be received in our home office within 90 calendar days of the Owner's signature date for the guarantee to apply. All subsequent premium payments will earn the rate in effect at the time the premium payment is received in our home office. **If the Lock-In box is not marked, the rate in effect at the time the premium payment is received in our home office will apply.**

10. Premium Payment Allocation

DO NOT COMPLETE THIS SECTION IF YOU ELECTED A GMWB RIDER. If a GMWB Rider was elected in Section 8, the allocation instructions in Section 8 replace any allocation instructions given elsewhere on this application.
The Allocations must total 100% in Section A and Section B. Use whole percentages.

A.

	Payment Allocation		Payment Allocation
American Century VP Inflation Protection	____ %	LargeCap Growth I (T. Rowe Price Associates, Inc./Brown Advisory LLC)	____ %
American Century VP Mid Cap Value	____ %	LargeCap S&P 500 Index (Principal Global Investors)	____ %
American Century VP Ultra®	____ %	LargeCap Value (Principal Global Investors)	____ %
American Century VP Vista	____ %	LifeTime Strategic Income (Principal Global Investors)	____ %
Bond & Mortgage Securities (Principal Global Investors)	____ %	LifeTime 2010 (Principal Global Investors)	____ %
Capital Appreciation (Edge Asset Management)	____ %	LifeTime 2020 (Principal Global Investors)	____ %
Diversified Balanced (Principal Management Corp.)	____ %	LifeTime 2030 (Principal Global Investors)	____ %
Diversified Growth (Principal Management Corp.)	____ %	LifeTime 2040 (Principal Global Investors)	____ %
Diversified Income (Principal Management Corp.)	____ %	LifeTime 2050 (Principal Global Investors)	____ %
Diversified International (Principal Global Investors)	____ %	MFS VIT Utility	____ %
Dreyfus IP Technology Growth	____ %	MFS VIT Value	____ %
Equity Income (Edge Asset Management)	____ %	MidCap Blend (Principal Global Investors)	____ %
Fidelity Contrafund®	____ %	Money Market (Principal Global Investors)	____ %
Fidelity VIP Equity-Income	____ %	Neuberger Berman AMT Large Cap Value	____ %
Fidelity VIP Growth	____ %	Neuberger Berman AMT SmallCap Growth	____ %
Fidelity VIP Mid Cap	____ %	Neuberger Berman AMT Socially Responsive	____ %
Fidelity VIP Overseas	%	PIMCO All Asset	____ %
Fixed Account	____ %	PIMCO High Yield	____ %
Fixed DCA Plus 6-Month Account	____ %	PIMCO Total Returns	____ %
Fixed DCA Plus 12-Month Account	____ %	Real Estate Securities (Principal Real Estate Investors)	____ %
Franklin SmallCap Value Securities	____ %	SAM Balanced Portfolio (Edge Asset Management)	____ %
Goldman Sachs VIT Mid Cap Value	____ %	SAM Conservative Balanced Portfolio (Edge Asset Management)	____ %
Goldman Sachs VIT Structured Small Cap Equity	____ %	SAM Conservative Growth Portfolio (Edge Asset Management)	____ %
Government & High Quality Bond (Principal Global Investors)	____ %	SAM Flexible Income Portfolio (Edge Asset Management)	____ %
International Emerging Markets (Principal Global Investors)	____ %	SAM Strategic Growth Portfolio (Edge Asset Management)	____ %
Invesco Basic Value	____ %	Short Term Income (Edge Asset Management)	____ %
Invesco International Growth	____ %	SmallCap Growth II (Emerald Advisors, Inc.)	____ %
Invesco Small Cap Equity	____ %	SmallCap Value I (JP Morgan Fleming Asset Management)	____ %
LargeCap Blend II (T. Rowe Price/ClearBridge Advisors, LLC)	____ %	T.Rowe Price Blue Chip Growth	____ %
LargeCap Growth (Columbus Circle)	____ %	T.Rowe Price Health Sciences	____ %
		Van Eck Global Hard Assets	____ %

TOTAL 100%

B. Fixed DCA Plus Account Allocation (Minimum premium of $1000. Use whole percentages.)

1. ____________	____ %	5. ____________	____ %
2. ____________	____ %	6. ____________	____ %
3. ____________	____ %	7. ____________	____ %
4. ____________	____ %	**TOTAL**	100 %

11. Scheduled Transfers

If a GMWB Rider is elected, scheduled transfers are only available for the Fixed Account.

Transfer Start Date (MM/DD/YYYY) ____________ Must be 30 days after issue date of contract. Not available on 29th, 30th, or 31st day of any month.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

Use whole percentages and dollar amounts by the selected Division or Fixed Account. Scheduled transfers are NOT available for Fixed DCA Accounts. If a GMWB Rider is elected the DCA account allocation will follow the allocations you selected in Section 8A.

	Investment Option Transferring From	Amount	Investment Option Transferring To	Percentage
1.		$		
2.		$		
3.		$		
4.		$		

☐ Check here to elect 2% from Fixed Account and indicate "Investment Option Transferring To" in the section above. Leave "Investment Option Transferring From" and "Amount" section blank.

12. Automatic Portfolio Rebalancing

DO NOT COMPLETE IF YOU ELECTED A GMWB RIDER. If you elected a GMWB Rider, APR will automatically occur each calendar quarter.

☐ I elect Automatic Portfolio Rebalancing

Unless you direct otherwise, the Contract Accumulated Value, excluding all amounts in the Fixed Account and/or Fixed DCA Plus Accounts will be automatically rebalanced according to the Premium Payment Allocations you made in Section 10 of this application.

Frequency: ☐ Quarterly ☐ Semi-Annually ☐ Annually ☐ One Time Rebalancing (Specify effective date below)

Effective Date: ____________ Not available on the 29th, 30th, or 31st of any month. If a date is not specified, the effective date will be the contract Anniversary date.

13. Telephone and Internet Authorization

I (We) want telephone services as described in the prospectus .... ☐ Yes ☐ No

I (We) want Internet transaction services for the sales representative as described in the prospectus .... ☐ Yes ☐ No
Internet instructions received from the sales representative will be binding on all contract owners*

*The contract owner may elect to perform financial transactions on the Internet upon establishing a Personal Identification Number on the Principal Financial Group web site.

If these boxes are not checked telephone and Internet services are not available. Telephone or Internet instructions received from any joint contract owner will be binding on all owners.

14. Replacement Information to be Completed by Owner

Do you have any pending or inforce life insurance coverage or annuity contracts? .... ☐ Yes ☐ No

If yes, will this annuity replace or change any pending or inforce life insurance or annuity contracts? .... ☐ Yes ☐ No

15. Replacement Information to be Completed by Marketer

Does the applicant have, or are you aware that the applicant has, any pending or inforce life insurance or annuity contracts? .... ☐ Yes ☐ No

Do you have any reason to believe this annuity will replace or change any pending or inforce life insurance or annuity contracts? ... ☐ Yes ☐ No

16. Owner's Signature

I have read this application and have had the opportunity to read the prospectus. I have been given the opportunity to ask questions regarding this investment and they have been answered to my satisfaction. **I understand the following about the contract I am purchasing:**

- **Benefits based on the performance of the separate account are variable and not guaranteed as to dollar amount.**
- Optional features ("riders") are available to me. I have reviewed my own circumstances to determine if a rider's benefit, cost and restrictions are appropriate for me. Refer to the Riders section of the prospectus for details.

All statements in this application are true and complete to the best of my knowledge and are the basis of any annuity issued.

WARNING: IT IS A CRIME TO PROVIDE FALSE, MISLEADING, OR INCOMPLETE INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES AND DENIAL OF INSURANCE BENEFITS.

Signed At City State Date

Contract Owner	**Joint Owner**
X	**X**
Owner's Signature	Joint Owner's Signature
Print Owner's Name	Print Joint Owner's Name

17. Marketer's Statement

If required, I have provided the applicant with the appropriate Compensation Disclosure form.

Producer Certification for Replacement Transaction: By my signature, I hereby certify that I have used only the company's approved sales material in connection with this sale and that copies of all sales materials, prospectus and/or illustrations used were left with the applicant. I further certify that this replacement transaction follows the company's written replacement policy.

Marketer #1		**Marketer #2**	
Marketer's Signature		Marketer's Signature	
Print Marketer's Name		Print Marketer's Name	
Principal Marketer ID (or Detail Code)		Principal Marketer ID (or Detail Code)	
Agency Office/Bank Name		Agency Office/Bank Name	
Phone Number	Email	Phone Number	Email
Selling Split %	Servicing Split %	Selling Split %	Servicing Split %

☐ This sale involves the split commissions as indicated above and one of the representatives is registered with a broker dealer other than Princor. (Submission of the Broker/Dealer Acknowledgment Form, MM 2117, is required.)

Commission Options - Refer to your commission schedule or verify with your broker/dealer to confirm that the option you select is available.

☐ Option A ☐ Option B ☐ Option C ☐ Option D

This application is a request for information and will not be included as part of your contract.